Exhibit 10.0

CONSULTING AGREEMENT

AGREEMENT made this 13th day of October, 2000 by and between Kazi Hasan, and individual whose address is 10 Stewart Place, Apt 9GW, White Plains, NY hereinafter referred to as the "Consultant," and Laidlaw Global Corp., a Delaware corporation, whose principal place of business is located at 100 Park Avenue, New York, NY hereinafter referred to as "Company."

WHEREAS, the Company desires to engage the services of the Consultant to perform for the Company and its subsidiaries regarding matters relating to the implementation by Globeshare Inc. of computer technology, networking technology and emerging technologies related to the Internet.

WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to advise the company and its subsidiaries regarding matters relating to the implementation by Globeshare Inc. of computer technology, networking technology and emerging technologies related to the Internet.

NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of one year commencing on October 12, 2000.

2. Consultations. Consultations. Consultant shall be available to consult with the Board of Directors and the officers of the Company at reasonable times.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, of to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall indemnify and hold the Consultant and the officers, directors and shareholders of Consultant free and harmless from any obligation, costs, claims, judgments, attachments arising fees from or growing out of the services rendered in the Company pursuant to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive upon execution of Agreement, five hundred thousand(500,000)common shares ("Shares") of the Company, such shares to be considered fully paid and nonassessable, as consideration for entering into this Agreement and for the performance of the services to be rendered to the Company pursuant to the terms of the agreement. The Company shall promptly register the Shares with the United States Securities and Exchange Commission on Form S-6.

5. Each of Company and Consultant make the following representations and warranties: That each of the above mentioned parties have the power and authority to enter into this Agreement and carry out their obligations hereunder. No representation or warranty made by any of the above mentioned parties nor any statement or document furnished by any of the above mentioned parties will contain any untrue statement of a material fact or fail to state a material fact.

6. Expenses: Each of the parties hereto shall bear their own expenses herewith.

7. Modification, Termination, or Waiver: This Agreement may be amended, modified, superseded, or terminated by mutual consent of all the parties. The failure of any party at anytime to require performance of any provision of the Agreement shall in no manner affect the right of such party at a later time to enforce the same.

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8.   Arbitration: Any disputes arising among the parties relating to the
     Agreement shall be resolved by arbitration. The parties consent that the sole arbitrator in any such arbitration shall be James Cunningham Sargent, an individual residing at 409 Altamont Circle, Charlottesville, VA 22002 and that his decision shall be final and binding upon both parties.

9. Entire Agreement: This Agreement contains the entire Agreement between the parties with respect to the subject in (?)thereof.



The parties have hereunto executed this Agreement on the 13th day of October, 2000.


By:

Its:

"Consultant"

By: /s/ Kazi Hasan
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